Exhibit 99.B(g)(5)(i)

June 4, 2008

Ms. Katherine Dinella

Vice President

The Bank of New York Mellon - Securities Lending

32 Old Slip, 15th Floor

New York, NY 10286

Dear Ms. Dinella:

Pursuant to the terms and conditions of the Securities Lending Agreement and Guaranty dated August 7, 2003 and the Subscription Agreement dated August 8, 2003 (the “Agreements”), we hereby notify you of the addition of ING Corporate Leaders 100 Fund, ING Russell™ Global Large Cap Index 85% Portfolio, ING Global Equity Option Portfolio and ING Van Kampen Global Tactical Asset Allocation Portfolio (collectively, the “Portfolios”) to be included on the Amended Exhibit A to the Agreements.  This Amended Exhibit A supersedes the previous Amended Exhibit A dated April 28, 2008 and is attached hereto.

In addition, the Amended Exhibit A has been updated to reflect 1) the name change of ING Global Income Builder Fund to ING Global Target Payment Fund, the name change of ING VP Global Science and Technology Portfolio to ING BlackRock Global Science and Technology Portfolio, the name change of ING VP Growth Portfolio to ING Opportunistic LargeCap Growth Portfolio, and the name change of ING VP Value Opportunity Portfolio to ING Opportunistic LargeCap Value Portfolio and 2) the removal of ING EquitiesPlus Portfolio and ING VP Global Equity Dividend Portfolio because each series liquidated and dissolved, and the removal of ING Van Kampen Large Cap Growth Portfolio, ING Mid Cap Growth Portfolio, ING Global Technology Portfolio, ING UBS U.S. Allocation Portfolio, ING JPMorgan International Portfolio, ING Legg Mason Partners LargeCap Growth Portfolio, ING Lord Abbett U.S. Government Securities Portfolio, and ING Neuberger Berman Regency Portfolio because each series merged away.

Please signify your acceptance to provide services under the Agreements with respect to the Portfolios by signing below. If you have any questions, please contact me at (480) 477-2190.

Sincerely,

By:	/s/ Todd Modic
Name:	Todd Modic
Title:	Senior Vice President
ING Investors Trust
ING Series Fund, Inc.
ING Variable Portfolios, Inc.

ACCEPTED AND AGREED TO:

The Bank of New York Mellon

By:	/s/ William P. Kelly
Name:	William P. Kelly
Title:	Managing Director, Duly Authorized

7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258-2034	Tel: 480-477-3000 Fax: 480-477-2700 www.ingfunds.com	ING Investors Trust ING Series Fund, Inc. ING Variable Portfolios, Inc.

AMENDED EXHIBIT A

with respect to the

SECURITIES LENDING AGREEMENT AND GUARANTY AND

SUBSCRIPTION AGREEMENT

Fund

BNY Account Number (domestic/global)

ING Asia Pacific High Dividend Equity Income Fund

470269

ING Equity Trust

ING Equity Dividend Fund	471164
ING Fundamental Research Fund	464290
ING Index Plus LargeCap Equity Fund	464713
ING Index Plus LargeCap Equity Fund II	464714
ING Index Plus LargeCap Equity Fund III	464715
ING Index Plus LargeCap Equity Fund IV	464716
ING Index Plus LargeCap Equity Fund V	464717
ING Index Plus LargeCap Equity Fund VI	464718
ING Index Plus LargeCap Equity Fund VII	TBD
ING Index Plus LargeCap Equity Fund VIII	TBD
ING Index Plus LargeCap Equity Fund IX	TBD
ING Index Plus LargeCap Equity Fund X	TBD
ING Index Plus LargeCap Equity Fund XI	TBD
ING Index Plus LargeCap Equity Fund XII	TBD
ING LargeCap Growth Fund	464733
ING LargeCap Value Fund	454702
ING MidCap Opportunities Fund	464741
ING Opportunistic LargeCap Fund	464288
ING Real Estate Fund	464746
ING SmallCap Opportunities Fund	464743
ING SmallCap Value Multi-Manager Fund	464788
ING Value Choice Fund	464786

ING Funds Trust

ING Classic Money Market Fund	464008
ING High Yield Bond Fund	464010
ING Institutional Prime Money Market Fund	464048
ING Intermediate Bond Fund	464006
ING National Tax-Exempt Bond Fund	464002

ING Global Advantage and Premium Opportunity Fund	464792 domestic 464790 global 464791 composite

ING Global Equity Dividend and Premium Opportunity Fund	464767

Fund

BNY Account Number (domestic/global)

ING Infrastructure Development Equity Fund

471149

ING International High Dividend Equity Income Fund

471088

ING Investors Trust

ING AllianceBernstein Mid Cap Growth Portfolio

058102

ING American Funds Asset Allocation Portfolio

471146

ING American Funds Bond Portfolio

471173

ING American Funds Growth Portfolio

464755

ING American Funds Growth-Income Portfolio

464753

ING American Funds International Portfolio

464761

ING BlackRock Large Cap Growth Portfolio

279607

ING BlackRock Large Cap Value Portfolio

279608

ING BlackRock Inflation Protected Bond Portfolio

470551

ING Capital Guardian U.S. Equities Portfolio

058221

ING Disciplined Small Cap Value Portfolio

464711

ING Evergreen Health Sciences Portfolio

464704

ING Evergreen Omega Portfolio

464706

ING Franklin Income Portfolio

464703

ING Franklin Mutual Shares Portfolio

470549

ING Franklin Templeton Founding Strategy Portfolio

470550

ING Focus 5 Portfolio	Composite – 471087 Large Cap Market 10 – 471096 U.S. Blue-Chip 10 – 471094 Int’l Blue-Chip 75 – 471144 Small Cap 40 – 471170 25 Fund – 471098

ING Global Real Estate Portfolio

464280

ING Global Resources Portfolio

058085

ING Goldman Sachs Commodity Strategy Portfolio

471201

ING International Growth Opportunities Portfolio

279604

ING Janus Contrarian Portfolio

058401/279601

ING JPMorgan Emerging Markets Equity Portfolio

058096

ING JPMorgan Small Cap Core Equity Portfolio

279610

ING JPMorgan Value Opportunities Portfolio

464582

ING Julius Baer Foreign Portfolio

279606

ING Legg Mason Value Portfolio

058400/279600

ING LifeStyle Aggressive Growth Portfolio

464998

ING LifeStyle Conservative Portfolio	471092

ING LifeStyle Growth Portfolio

464996

ING LifeStyle Moderate Growth Portfolio

464994

ING LifeStyle Moderate Portfolio

464992

ING Limited Maturity Bond Portfolio

058082

ING Liquid Assets Portfolio

058081

ING Lord Abbett Affiliated Portfolio

058220

ING Marsico Growth Portfolio

058101

ING Marsico International Opportunities Portfolio

464576

ING MFS Total Return Portfolio

058100

ING MFS Utilities Portfolio

464584

Fund

BNY Account Number (domestic/global)

ING Multi-Manager International Small Cap Portfolio	Fund – 471209 Schroder Sleeve – 471203 American Century Sleeve - 471327

ING Oppenheimer Main Street Portfolio®

058099

ING PIMCO Core Bond Portfolio

058103

ING PIMCO High Yield Portfolio

464018

ING Pioneer Equity Income Fund	470567
ING Pioneer Fund Portfolio	464578
ING Pioneer Mid Cap Value Portfolio	464580

ING Stock Index Portfolio

464701

ING T. Rowe Price Capital Appreciation Portfolio

058084

ING T. Rowe Price Equity Income Portfolio

058087

ING Templeton Global Growth Portfolio

058095

ING Van Kampen Capital Growth Portfolio

279609

ING Van Kampen Global Franchise Portfolio

279605

ING Van Kampen Global Tactical Asset Allocation Portfolio

TBD

ING Van Kampen Growth and Income Portfolio

058090

ING Van Kampen Real Estate Portfolio

058086

ING VP Index Plus International Equity Portfolio	464492

ING Wells Fargo Disciplined Value Portfolio

058088

ING Wells Fargo Small Cap Disciplined Portfolio

464795

ING Mayflower Trust

ING International Value Fund

464212

ING Mutual Funds

ING Asia-Pacific Real Estate Fund

471156

ING Disciplined International SmallCap Fund

464294

ING Diversified International Fund

464292

ING Emerging Countries Fund

464214

ING Emerging Markets Fixed Income Fund

464296

ING European Real Estate Fund

471148

ING Foreign Fund

464202

ING Global Bond Fund	464773
ING Global Equity Dividend Fund	464751

ING Global Natural Resources Fund

464210

ING Global Real Estate Fund	464220

ING Global Value Choice Fund

464218

ING Greater China Fund	464286
ING Index Plus International Equity Fund	464282
ING International Capital Appreciation Fund	464282
ING International Equity Dividend Fund	470552
ING International Growth Opportunities Fund	464206

ING International Real Estate Fund

464298

ING International SmallCap Multi-Manager Fund

464216

ING International Value Choice Fund

464278

ING International Value Opportunities Fund

465476

ING Russia Fund

464208

Fund

BNY Account Number (domestic/global)

ING Partners, Inc.
ING American Century Large Company Value Portfolio	464544
ING American Century Small-Mid Cap Value Portfolio	464502

ING Baron Asset Portfolio

464556

ING Baron Small Cap Growth Portfolio	464504
ING Columbia Small Cap Value II Portfolio	464785
ING Davis New York Venture Portfolio	464546
ING Fidelity® VIP Contrafund® Portfolio	464564
ING Fidelity® VIP Equity-Income Portfolio	464568
ING Fidelity® VIP Growth Portfolio	464570
ING Fidelity® VIP Mid Cap Portfolio	464566
ING Index Solution 2015 Portfolio	471152
ING Index Solution 2025 Portfolio	471154
ING Index Solution 2035 Portfolio	471158
ING Index Solution 2045 Portfolio	471159
ING Index Solution Income Portfolio	471151
ING JPMorgan Mid Cap Value Portfolio	464506
ING Legg Mason Partners Aggressive Growth Portfolio	464518
ING Neuberger Berman Partners Portfolio	464598
ING OpCap Balanced Value Portfolio	464542
ING Oppenheimer Global Portfolio	464508
ING Oppenheimer Strategic Income Portfolio	464548
ING PIMCO Total Return Portfolio	464510
ING Pioneer High Yield Portfolio	464032
ING Solution 2015 Portfolio	464590
ING Solution 2025 Portfolio	464594
ING Solution 2035 Portfolio	464596
ING Solution 2045 Portfolio	464574
ING Solution Growth and Income Portfolio	471082
ING Solution Growth Portfolio	471083
ING Solution Income Portfolio	464586
ING T. Rowe Price Diversified Mid Cap Growth Portfolio	464534
ING T. Rowe Price Growth Equity Portfolio	464530
ING Templeton Foreign Equity Portfolio	464200
ING Thornburg Value Portfolio	464522
ING UBS U.S. Large Cap Equity Portfolio	464520
ING UBS U.S. Small Cap Growth Portfolio	464533
ING Van Kampen Comstock Portfolio	464512
ING Van Kampen Equity and Income Portfolio	464536

ING Risk Managed Natural Resources Fund

464763

ING Separate Portfolios Trust

ING SPorts Core Fixed Income Fund

470568

ING SPorts Core Plus Fixed Income Fund

470569

ING Series Fund, Inc.

Brokerage Cash Reserves

464062

ING 130/30 Fundamental Research Fund

464599

Fund

BNY Account Number (domestic/global)

ING Balanced Fund

464764

ING Corporate Leaders 100 Fund

471161

ING Global Target Payment Fund

471174

ING Global Science and Technology Fund

464750

ING Growth and Income Fund

464723

ING Index Plus LargeCap Fund

464726

ING Index Plus MidCap Fund

464727

ING Index Plus SmallCap Fund

464725

ING Money Market Fund

464064

ING Small Company Fund

464729

ING Strategic Allocation Conservative Fund

464722

ING Strategic Allocation Growth Fund

464720

ING Strategic Allocation Moderate Fund

464719

ING Tactical Asset Allocation Fund

471160

ING Strategic Allocation Portfolios, Inc.

ING VP Strategic Allocation Conservative Portfolio	464420

ING VP Strategic Allocation Growth Portfolio

464418

ING VP Strategic Allocation Moderate Portfolio	464416

ING Variable Funds

ING VP Growth and Income Portfolio

464402

ING Variable Portfolios, Inc.

ING BlackRock Global Science and Technology Portfolio

464422

ING Global Equity Option Portfolio

TBD

ING International Index Portfolio

471167

ING Lehman Brothers U.S. Aggregate Bond Index® Portfolio

471169

ING Morningstar U.S. Growth Index Portfolio

TBD

ING Opportunistic LargeCap Growth Portfolio

464404

ING Opportunistic LargeCap Value Portfolio

464424

ING Russell™ Global Large Cap Index 85% Portfolio

TBD

ING Russell™ Large Cap Index Portfolio

471172

ING Russell™ Mid Cap Index Portfolio

471168

ING Russell™ Small Cap Index Portfolio

471166

ING VP Index Plus LargeCap Portfolio

464406

ING VP Index Plus MidCap Portfolio

464408

ING VP Index Plus SmallCap Portfolio

464410

ING VP Small Company Portfolio

464414

ING WisdomTreeSM Global High-Yielding Equity Index Portfolio

471145

ING Variable Products Trust

ING VP Financial Services Portfolio

464449

ING VP High Yield Bond Portfolio	464432
ING VP International Value Portfolio	464464

ING VP MidCap Opportunities Portfolio

464444

ING VP Real Estate Portfolio

464747

ING VP SmallCap Opportunities Portfolio

464450

Fund

BNY Account Number (domestic/global)

ING VP Balanced Portfolio, Inc.

464428

ING VP Intermediate Bond Portfolio

464400

ING VP Money Market Portfolio

464412